Exhibit 99

Acadia Healthcare Reports Second Quarter Adjusted EPS Increase of 23.1% to $0.32 on 20.5% Growth in Revenue

Same Facility Revenue Increases 11.5%

Affirms 2014 Adjusted Earnings Guidance in Range of $1.44 to $1.46 per Diluted Share

FRANKLIN, Tenn.--(BUSINESS WIRE)--July 29, 2014--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the second quarter and six months ended June 30, 2014. For the quarter, revenue was $213.8 million, up 20.5% from $177.5 million for the second quarter of 2013. Income from continuing operations was $22.5 million, or $0.43 per diluted share, for the second quarter of 2014 compared with $12.3 million, or $0.24 per diluted share, for the second quarter of 2013. Adjusted income from continuing operations rose 26.8% to $16.6 million for the second quarter of 2014 from $13.1 million for the second quarter of 2013, while adjusted income from continuing operations per diluted share increased 23.1% to $0.32 from $0.26. The adjusted results exclude a gain on foreign currency derivatives of $13.7 million for the second quarter of 2014 related to Acadia’s recent acquisition of Partnerships in Care (PiC), as well as transaction-related expenses of $3.0 million and $1.4 million for the second quarter of 2014 and 2013, respectively. A reconciliation of all GAAP and non-GAAP financial results in this release is on pages 8 and 9.

Revenue for the first six months of 2014 grew 22.6% to $415.2 million from $338.7 million for the comparable period in 2013. Income from continuing operations was $35.5 million, or $0.69 per diluted share, for the first half of 2014 compared with $16.3 million, or $0.33 per diluted share, for the first half of 2013. Adjusted income from continuing operations was $30.6 million for the first six months of 2014, up 29.3% from $23.7 million for the first six months of 2013, while adjusted income from continuing operations per diluted share increased 27.7% to $0.60 from $0.47. The adjusted results exclude a gain on foreign currency derivatives of $13.7 million for the first six months of 2014, debt extinguishment costs of $9.4 million for the first six months of 2013 and transaction-related expenses of $4.6 million and $2.8 million for the first half of 2014 and 2013, respectively.

“We are pleased to report a continuation of strong operating and financial results for Acadia’s second quarter,” said Joey Jacobs, Chairman and Chief Executive Officer of Acadia. “Among the quarter’s highlights, we produced growth in revenue and adjusted income from continuing operations in excess of 20%, increased our margins and achieved a double-digit increase in same facility revenue. During the quarter, we also announced the acquisition of U.K.-based PiC, the country’s second-largest independent behavioral healthcare provider, which we completed on July 1, 2014. PiC adds 23 inpatient psychiatric facilities with over 1,200 licensed beds to Acadia’s operations and, for 2013, produced revenue of approximately $285 million and adjusted EBITDA of approximately $75 million. In addition to being substantially accretive to our operations, we expect this transaction to position us well in the U.K.’s independent behavioral health market, with meaningful opportunities for organic growth and further acquisitions.

“Acadia’s revenue growth for the second quarter was primarily due to the addition of approximately 675 licensed beds in the 12 months ended June 30, 2014, with 259 added through acquisitions and 416 beds added to existing facilities and two de novo facilities. Our 11.5% growth in same facility revenue reflected the positive impact of the beds added to existing facilities, as well as our continuous efforts to generate additional revenues in each facility. These beds helped produce an increase in patient days of 10.6%. Our second quarter revenue per patient day rose 0.8%.

“The strong operating leverage created by double-digit same facility revenue growth, combined with increased operating efficiencies, produced a 150 basis point increase in our same facility EBITDA margin to 26.3%. The Company’s adjusted consolidated EBITDA increased 20.5% to $44.7 million for the second quarter of 2014.

“Acadia continues to evaluate potential acquisitions and develop new beds in existing facilities. We are well positioned to finance these growth strategies, with availability under our revolving credit facility of approximately $175 million subsequent to the completion of the PiC acquisition and with substantial net cash flows from continuing operations, which totaled approximately $22 million for the second quarter. Including the impact of the PiC transaction, our ratio of total net debt to trailing 12 months adjusted EBITDA is approximately 4.2, compared with 4.2 at the end of the first quarter of 2014.”

Acadia today affirmed its guidance for 2014 adjusted earnings per diluted share in a range of $1.44 to $1.46, which was recently revised from the previous range of $1.26 to $1.29 to account for the accretive impact of the PiC transaction on the second half of 2014. The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

Acadia will hold a conference call to discuss its second quarter financial results at 9:00 a.m. Eastern Time on Wednesday, July 30, 2014. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through August 12, 2014.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities, including the PiC facilities; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from the government and third-party payors; (iv) the occurrence of patient incidents, which could adversely affect the price of our common stock and result in incremental regulatory burdens and governmental investigations; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (vi) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral healthcare services. Acadia operates a network of 75 behavioral healthcare facilities with more than 5,600 licensed beds in 24 states, the United Kingdom and Puerto Rico. Acadia provides psychiatric and chemical dependency services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per share amounts)

Revenue before provision for doubtful accounts	$220,664	$182,951	$426,783	$348,656
Provision for doubtful accounts	(6,861)	(5,457)	(11,562)	(9,949)
Revenue	213,803	177,494	415,221	338,707

Salaries, wages and benefits (including equity-based compensation expense of $2,406, $1,812, $4,170 and $2,413, respectively)	122,473	100,764	240,048	195,115
Professional fees	10,891	9,324	21,273	18,338
Supplies	10,596	9,613	20,660	18,211
Rents and leases	2,889	2,394	5,658	4,721
Other operating expenses	24,646	20,096	47,756	37,079
Depreciation and amortization	5,935	4,212	11,371	7,834
Interest expense, net	9,730	9,445	19,437	18,207
Debt extinguishment costs	-	-	-	9,350
Gain on foreign currency derivatives	(13,735)	-	(13,735)	-
Transaction-related expenses	3,016	1,355	4,595	2,829
Total expenses	176,441	157,203	357,063	311,684
Income from continuing operations before income taxes	37,362	20,291	58,158	27,023
Provision for income taxes	14,905	8,020	22,680	10,698
Income from continuing operations	22,457	12,271	35,478	16,325
(Loss) income from discontinued operations, net of income taxes	(6)	(74)	31	(390)
Net income	$22,451	$12,197	$35,509	$15,935

Basic earnings per share:
Income from continuing operations	$0.43	$0.24	$0.70	$0.33
(Loss) income from discontinued operations	-	-	-	(0.01)
Net income	$0.43	$0.24	$0.70	$0.32

Diluted earnings per share:
Income from continuing operations	$0.43	$0.24	$0.69	$0.33
(Loss) income from discontinued operations	-	-	-	(0.01)
Net income	$0.43	$0.24	$0.69	$0.32

Weighted-average shares outstanding:
Basic	51,616	50,009	50,872	49,961
Diluted	51,819	50,282	51,174	50,196

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2014	2013
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$277,744	$4,569
Accounts receivable, net of allowance for doubtful accounts of $19,894 and $18,345, respectively	110,904	95,885
Deferred tax assets	12,756	15,703
Other current assets	48,192	28,969
Total current assets	449,596	145,126
Property and equipment, net	419,386	370,109
Goodwill	665,695	661,549
Intangible assets, net	20,852	20,568
Deferred tax assets - noncurrent	4,227	-
Other assets	32,796	27,307
Total assets	$1,592,552	$1,224,659

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$11,445	$15,195
Accounts payable	31,515	36,026
Accrued salaries and benefits	39,445	37,721
Other accrued liabilities	20,260	25,748
Total current liabilities	102,665	114,690
Long-term debt	555,812	601,941
Deferred tax liabilities - noncurrent	17,894	7,971
Other liabilities	20,959	19,347
Total liabilities	697,330	743,949
Equity:
Common stock	592	501
Additional paid-in capital	840,719	461,807
Retained earnings	53,911	18,402
Total equity	895,222	480,710
Total liabilities and equity	$1,592,552	$1,224,659

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2014	2013
	(In thousands)

Operating activities:
Net income	$35,509	$15,935
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	11,371	7,834
Amortization of debt issuance costs	1,334	1,110
Equity-based compensation expense	4,170	2,413
Deferred income tax expense	9,097	5,392
(Income) loss from discontinued operations, net of taxes	(31)	390
Debt extinguishment costs	-	9,350
Gain on foreign currency derivatives	(13,735)	-
Other	25	14
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(15,303)	(10,557)
Other current assets	(4,792)	107
Other assets	(578)	(807)
Accounts payable and other accrued liabilities	(1,300)	1,038
Accrued salaries and benefits	1,782	(3,074)
Other liabilities	1,701	458
Net cash provided by continuing operating activities	29,250	29,603
Net cash used in discontinued operating activities	(11)	(358)
Net cash provided by operating activities	29,239	29,245

Investing activities:
Cash paid for acquisitions, net of cash acquired	(10,000)	(121,731)
Cash paid for capital expenditures	(43,323)	(29,709)
Cash paid for real estate acquisitions	(18,326)	(3,959)
Other	(439)	(554)
Net cash used in investing activities	(72,088)	(155,953)

Financing activities:
Borrowings on long-term debt	7,500	150,000
Borrowings on revolving credit facility	59,500	8,000
Principal payments on revolving credit facility	(113,000)	(8,000)
Principal payments on long-term debt	(3,750)	(1,875)
Repayment of long-term debt	-	(52,500)
Payment of debt issuance costs	(5,810)	(4,307)
Payment of premium on note redemption	-	(6,759)
Issuance of common stock, net	374,336	-
Common stock withheld for minimum statutory taxes, net	(2,981)	(1,062)
Excess tax benefit from equity awards	3,479	1,211
Cash paid for contingent consideration	(3,250)	-
Net cash provided by financing activities	316,024	84,708

Net increase (decrease) in cash and cash equivalents	273,175	(42,000)
Cash and cash equivalents at beginning of the period	4,569	49,399
Cash and cash equivalents at end of the period	$277,744	$7,399

Effect of acquisitions:
Assets acquired, excluding cash	$10,500	$146,062
Liabilities assumed	-	(12,647)
Prior year deposits paid for acquisitions	(500)	(11,684)
Cash paid for acquisitions, net of cash acquired	$10,000	$121,731

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited)
(Revenue in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Change	2014	2013	% Change
Same Facility Results
Revenue	$196,981	$176,743	11.5%	$373,391	$337,297	10.7%
Patient Days	294,156	265,914	10.6%	558,778	512,190	9.1%
Admissions	16,472	14,197	16.0%	30,568	27,066	12.9%
Average Length of Stay (a)	17.9	18.7	-4.7%	18.3	18.9	-3.4%

Revenue per Patient Day	$670	$665	0.8%	$668	$659	1.5%
EBITDA margin	26.3%	24.8%	150 bps	26.1%	24.0%	210 bps

Total Facility Results
Revenue	$212,834	$176,743	20.4%	$413,398	$337,297	22.6%
Patient Days	315,710	265,914	18.7%	612,767	512,190	19.6%
Admissions	18,908	14,197	33.2%	36,826	27,066	36.1%
Average Length of Stay (a)	16.7	18.7	-10.9%	16.6	18.9	-12.1%

Revenue per Patient Day	$674	$665	1.4%	$675	$659	2.4%
EBITDA margin	24.9%	24.8%	10 bps	24.3%	24.0%	30 bps

(a) Average length of stay is defined as patient days divided by admissions.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)

Net income	$22,451	$12,197	$35,509	$15,935
(Income) loss from discontinued operations	6	74	(31)	390
Provision for income taxes	14,905	8,020	22,680	10,698
Interest expense, net	9,730	9,445	19,437	18,207
Depreciation and amortization	5,935	4,212	11,371	7,834
EBITDA	53,027	33,948	88,966	53,064

Adjustments:
Equity-based compensation expense (a)	2,406	1,812	4,170	2,413
Debt extinguishment costs (b)	-	-	-	9,350
Gain on foreign currency derivatives (c)	(13,735)	-	(13,735)	-
Transaction-related expenses (d)	3,016	1,355	4,595	2,829
Adjusted EBITDA	$44,714	$37,115	$83,996	$67,656

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income from Continuing Operations to Income from
Continuing Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per share amounts)

Income from continuing operations	$22,457	$12,271	$35,478	$16,325
Provision for income taxes	14,905	8,020	22,680	10,698
Income from continuing operations before income taxes	37,362	20,291	58,158	27,023

Adjustments to income from continuing operations:
Debt extinguishment costs (b)	-	-	-	9,350
Gain on foreign currency derivatives (c)	(13,735)	-	(13,735)	-
Transaction-related expenses (d)	3,016	1,355	4,595	2,829
Income tax provision reflecting tax effect of adjustments to income from continuing operations (e)	(10,047)	(8,554)	(18,406)	(15,520)
Adjusted income from continuing operations	$16,596	$13,092	$30,612	$23,682

Weighted-average shares outstanding - diluted	51,819	50,282	51,174	50,196

Adjusted income from continuing operations per diluted share	$0.32	$0.26	$0.60	$0.47

See footnotes on page 10.

Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA and Adjusted income from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for loss (income) from discontinued operations, net interest expense, income tax provision and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, debt extinguishment costs, gain on foreign currency derivatives and transaction-related expenses.

EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted income from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents debt extinguishment costs related to the repayment of $52.5 million of the Company's 12.875% Senior Notes due 2018 on March 12, 2013, including a prepayment premium of $6.8 million and the write-off of $2.6 million of deferred financing costs.

(c) Represents the change in fair value of foreign currency derivatives purchased by Acadia related to its acquisition of Partnerships in Care on July 1, 2014.

(d) Represents transaction-related expenses incurred by Acadia related to acquisitions.

(e) Represents the income tax provision adjusted to reflect the tax effect of the adjustments to income from continuing operations based on effective tax rates excluding the impact of non-deductible transaction-related expenses.

CONTACT:
Acadia Healthcare Company, Inc.
Brent Turner, 615-861-6000
President